As filed with the Securities and Exchange Commission on July 23, 2013

Registration No. 333-187240

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-2482685
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas S. Schorsch
Chief Executive Officer
American Realty Capital Properties, Inc.
405 Park Avenue
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:

Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
(212) 969-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-187240), or the Registration Statement, of American Realty Capital Properties, Inc. is being filed pursuant to Rule 462(d) and 462(e) of the Securities Act of 1933, as amended, for the purpose of adding Exhibit 25.1 to the original filing of the Registration Statement, filed with the Securities and Exchange Commission, or the SEC, on March 13, 2013. Other than the addition of this exhibit and corresponding changes to the exhibit index, including updates thereto to reflect changes since the original filing of the Registration Statement with the SEC, and the signature page, the remainder of the Registration Statement is unchanged. Accordingly, the prospectus that forms a part of the Registration Statement is not reproduced in this Post-Effective Amendment No. 1.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offering described in this registration statement.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Miscellaneous expenses		**
Total	$	**

*	Omitted because the registration fee is being deferred in reliance on, and in accordance with, Rules 456(b) and 457(r) under the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of directors and officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter also permits us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

We also are party to indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The exhibit index at the end of this registration statement identifies the exhibit that is included in this registration statement.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of July, 2013.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

/s/ Nicholas S. Schorsch

Nicholas S. Schorsch
Chief Executive Officer and
Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 23, 2013
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	July 23, 2013
/s/ Brian S. Block Brian S. Block	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2013
/s/ Brian D. Jones Brian D. Jones	Chief Operating Officer	July 23, 2013
/s/ William M. Kahane William M. Kahane	Director	July 23, 2013
* Leslie D. Michelson	Lead Independent Director	July 23, 2013
* Edward G. Rendell	Independent Director	July 23, 2013
* Dr. Walter P. Lomax, Jr.	Independent Director	July 23, 2013
* Scott J. Bowman	Independent Director	July 23, 2013
*By: /s/ Nicholas S. Schorsch Nicholas S. Schorsch Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1(1)	Articles of Amendment and Restatement of American Realty Capital Properties, Inc.
3.2(2)	Articles of Amendment to Articles of Amendment and Restatement of American Realty Capital Properties, Inc.
3.3(3)	Articles Supplementary of American Realty Capital Properties, Inc., relating to Series A Convertible Preferred Stock
3.4(4)	Articles Supplementary of American Realty Capital Properties, Inc., relating to Series B Convertible Preferred Stock
3.5(8)	Articles Supplementary of American Realty Capital Properties, Inc., relating to Series C Convertible Preferred Stock
3.6(5)	Bylaws of American Realty Capital Properties, Inc.
3.7*	Form of Additional Articles Supplementary
4.1*	Form of Note
4.2*	Form of Deposit Agreement (including form of Depositary Receipt) for Depositary Shares
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant
4.5*	Form of Unit
4.6(6)	Form of Senior Indenture, between American Realty Capital Properties, Inc. and one or more trustees to be named
4.7(6)	Form of Subordinated Indenture, between American Realty Capital Properties, Inc. and one or more trustees to be named
5.1(7)	Opinion of Venable LLP as to the legality of the securities being registered
8.1(7)	Opinion of Proskauer Rose LLP as to certain tax matters
12.1(7)	Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
23.1(7)	Consent of Grant Thornton LLP regarding consolidated financial statements of American Realty Capital Properties, Inc.
23.2(7)	Consent of Grant Thornton LLP regarding consolidated financial statements of American Realty Capital Trust III, Inc.
23.3(9)	Consent of Grant Thornton LLP regarding unaudited pro forma consolidated financial statements for certain affiliates of GE Capital Corp.
23.4(10)	Consent of Grant Thornton LLP regarding consolidated financial statements of American Realty Capital Trust IV, Inc.
23.5(10)	Consent of Grant Thornton LLP regarding consolidated financial statements of American Realty Capital Trust IV, Inc. and certain affiliates of GE Capital Corp.
23.6(9)	Consent of McGladrey LLP regarding audited consolidated financial statements of CapLease, Inc.
23.7(7)	Consent of Venable LLP (included in Exhibit 5.1)
23.8(7)	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1(7)	Power of Attorney
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

**	Filed herewith.
(1)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the SEC on July 5, 2011.
(2)	Previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the SEC on July 9, 2013.
(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 15, 2012.
(4)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 30, 2012.
(5)	Previously filed as an exhibit to Registration Statement on Form S-11/A, filed with the SEC on June 13, 2011.
(6)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-3/A, filed with the SEC on August 15, 2012.
(7)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-3ASR, filed with the SEC on March 13, 2013.
(8)	Previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the SEC on June 12, 2013.
(9)	Previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2013.
(10)	Previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2013.